UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 22, 2003

(Date of Earliest Event Reported)

CREDENCE SYSTEMS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-22366	94-2878499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 FOURIER AVENUE FREMONT, CALIFORNIA	94539
(Address of Principal Executive Offices)	(Zip Code)

(510) 657-7400

(Registrant’s Telephone Number, Including Area Code)

Item 5. Other events.

Filed as an exhibit hereto is the registrant’s press release, dated May 22, 2003, announcing that the registrant is offering approximately $150 million aggregate principal amount of convertible subordinated notes through an offering to qualified institutional buyers and to certain non-United States citizens.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

The exhibit listed below is being furnished with this Form 8-K.

Exhibit Number	Description

99.1	Press Release dated May 22, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CREDENCE SYSTEMS CORPORATION

By:	/s/ GRAHAM J. SIDDALL
Graham J. Siddall,
Chairman of the Board and Chief Executive Officer

Date: May 27, 2003